SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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[ ]	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

Fundrise Innovation Fund, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fundrise Innovation Fund

Your action is required. Please vote today.
Dear Shareholder:
The enclosed Proxy Statement contains information regarding three proposals (each, a “Proposal” and together, the “Proposals”) from the Board of Directors (the “Directors” or the “Board”) of the Fundrise Innovation Fund (formerly known as the Fundrise Growth Tech Fund, LLC) (the “Fund”) to be voted on at the Fund’s special meeting of shareholders to be held on February 19, 2026 at 5 p.m. EST (the “Meeting”).

Proposal 1 is approval of the proposed listing of the Fund on the New York Stock Exchange (the “Exchange”) and the related conversion of the Fund from a tender offer fund with limited liquidity into a listed closed-end fund, to create potential value and daily tradability for Fund shareholders, upon the end of the proposed six-month lock up (Proposal 3).

Proposal 2 is approval of a new Investment Advisory Agreement which will include an increase in the management fee that Fund shareholders pay to 2.5% of the Fund’s average daily net assets, to better align the Fund with its peers, cover the additional cost of supporting a publicly-traded fund, and preserve the ability of the Fund’s investment adviser, Fundrise Advisors, LLC (the “Adviser”), to invest in the platform, people, and capabilities required to compete. As the Fund seeks to attract and retain high-quality investment opportunities, the Adviser must maintain a scalable operating infrastructure (including investment sourcing, diligence, valuation, risk management, and governance support). A higher fee supports the infrastructure required to operate the Fund on an ongoing basis as an exchange-listed closed-end fund and helps ensure continuity and stability as the Fund enters and operates within a public-market environment. The material provisions in the Fund’s new Investment Advisory Agreement and current Investment Advisory Agreement are otherwise the same.

Proposal 3 is approval of the implementation of a six-month lockup for all shares purchased before February 20, 2026 to facilitate the listing of the Fund on the Exchange, as described more below, subject to the Adviser’s discretion to waive the restriction. During this interim time, Fund shareholders will not be able to sell their Fund shares.

The Proposals are being put forth in conjunction with (i) certain related changes to the Fund’s Limited Liability Company Agreement (the “LLC Agreement”); and (ii) classification of the Board into three classes of Directors. The changes to the LLC Agreement and the Board have been approved by the Board, but do not require shareholder approval under the Fund’s LLC Agreement, and are described in more detail in an Information Statement that will be separately sent to all shareholders.

The Meeting will be held in a virtual meeting format only, via live webcast for the convenience of our shareholders. We believe the virtual meeting format enhances stockholder access, participation and communication, while reducing costs for both the Fund and its shareholders. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. Shareholders may register to join the Meeting online anytime up until 5 pm on February 18, 2026. If you are a shareholder of record of the Fund, and hold your shares via the Fundrise Platform, then you will need to log in to your Fundrise account in order to register to attend the meeting or to submit your proxy.  If you are solicited by Broadridge, you will need to provide your control number that is on your proxy card at https://www.viewproxy.com/Fundrise/broadridgevsm/.
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The Fund is in the process of applying for listing on the Exchange. In addition to shareholder approval of the Proposals, listing on the Exchange will require the approval of the Exchange and the satisfaction of its listing standards, which we believe will be achieved.  However, there is no guarantee that the listing will be approved or that the conversion will take place.  If the Fund is not approved for listing or if any of the Proposals are not approved by Fund shareholders, the Board may elect not to implement the other Proposals, even if approved by shareholders.

The Board unanimously recommends that you vote “FOR” each of the Proposals.

Sincerely,

Benjamin S. Miller
Fund Director and CEO of Fundrise Advisors, LLC

YOUR VOTE IS IMPORTANT

The enclosed Proxy Statement describes the voting process for shareholders. Shareholders will be asked to vote on the Proposals at a special meeting of shareholders to take place on February 19, 2026 at 5 pm. Voting today by proxy will save the Fund the cost of future mailings and other communications to solicit shareholder votes.

You have multiple options available to cast your proxy vote:

If you hold your shares via the Fundrise Platform:
Online: Go to www.fundrise.com, log in to your account and follow the simple instructions to submit your vote.

If you hold your shares via SoFi and are being solicited by Broadridge:
Online: Go to the website on your proxy card.  Enter your control number and follow the simple instructions.
Phone: Call the toll-free number on your proxy card.  Enter your control number and follow the simple prompts.
Mail: Complete the enclosed proxy card and return it in the postage-paid envelope.

We encourage you to read the enclosed Proxy Statement for more information and we thank you for voting today.
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QUESTIONS AND ANSWERS

This is a brief overview of matters relating to the special meeting of the shareholders of Fundrise Innovation Fund (formerly known as the Fundrise Growth Tech Fund, LLC) (the “Fund”) to be held on February 19, 2026 at 5 pm Eastern Time (the “Meeting”) called by the Fund’s Board of Directors (the “Board” or “Directors”). You are encouraged to read the full text of the enclosed Proxy Statement. However, the Board thought it would be helpful to provide brief answers to some questions, including with respect to the proposals (each, a “Proposal” and together, the “Proposals”) on which shareholders of the Fund will be asked to vote at the Meeting, as well as other upcoming changes for the Fund.
Q:  Why am I receiving this Proxy Statement?

A:  As a shareholder of record on January 30, 2026, you will be asked to vote to approve the Proposals at the Meeting. This Proxy Statement provides you with important information to inform your vote.  We encourage you to read the full text of the enclosed Proxy Statement to obtain a more detailed understanding of the Proposals.
Q:  Is my vote important?

A:  Absolutely, even if you only hold a few shares. While the Board has carefully reviewed each of the Proposals and unanimously recommends them, the Proposals cannot go forward without the approval of shareholders. The Fund may continue to contact shareholders asking them to vote until it is certain that a quorum will be reached.
Q:  How can I attend the Meeting?
A:  Shareholders may register to join the Meeting online anytime up until 5 pm on February 18, 2026. If you are a shareholder of record of the Fund, and hold your shares via the Fundrise Platform, then you will need to log in to your Fundrise account in order to register to attend the meeting.  If you are solicited by Broadridge, you will need to provide your control number that is on your proxy card at https://www.viewproxy.com/Fundrise/broadridgevsm/.
Q:  What is Proposal 1?

A:  Proposal 1 is the proposed listing of the Fund on the Exchange and the related conversion of the Fund from a tender offer fund with limited liquidity into a listed closed-end fund.
The Fund is in the process of applying for listing on the Exchange, with such listing expected to be effective after the Meeting. In addition to shareholder approval, listing on the Exchange will require the approval of the Exchange and the satisfaction of its listing standards, which we believe will be achieved. However, there is no guarantee that the listing will be approved or that the conversion will take place. If the Fund is not approved for listing, the Board may elect not to implement some or all of the other Proposals.  In addition, if any of the Proposals are not approved by Fund shareholders, the Board may elect not to implement this Proposal 1, even if approved by shareholders.
Q:  What is the difference between a closed-end tender offer fund and a listed closed-end fund?

A:  The Fund currently operates as a closed-end tender offer fund, which means that it, from time to time, may offer to repurchase shares pursuant to written tenders by the shareholders. The Fund has typically intended, but has not been obligated, to conduct quarterly repurchase offers in the sole discretion of the Board. Shareholders have not had the right to force the Fund to repurchase more than 5% or to make more frequent repurchase offers, and there has been no secondary market for shares.

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In contrast, for a listed closed-end fund, shareholders have the ability to sell their shares in the secondary market on the exchange at any time during market hours. Shares of an exchange-listed closed-end fund may trade at a premium or discount to NAV. The repurchase of closed-end tender offer fund shares are completed at NAV whereas the sale of listed closed-end fund shares are completed at market price. See “Will the Fund trade at a premium or a discount after the conversion?” below.
Q:  Why is the Fund proposed to be converted to a listed closed-end fund?

A:  We believe the conversion is in the best interests of shareholders for several compelling reasons:

1.
Creating potential value: Although funds can trade at a premium or discount in the market, the Adviser believes that the Fund can trade at a premium on the Exchange, creating value for Fund shareholders. While there can be no guarantee, the Advisor believes that a premium is reasonable for several reasons, including but not limited to: 1) The Fund's portfolio consists of several     companies that are in extremely high demand with investors and have recently announced rounds that were significantly oversubscribed; 2) The weighted-average growth rate of the Fund’s portfolio companies in 2025 was +180%,[1] which was more than 7x the average growth rate of public tech companies.; 3) Typically these companies are only accessible through well-known venture funds that require large minimum investments (frequently in the millions of dollars), are closed end and completely illiquid with a minimum hold of 7-10 years, and include a "carry" or "profit participation" whereby anywhere from 20-40% of the profits are paid to the fund manager; and 4) Some of the Fund's portfolio companies have announced plans to go public in the near term, giving shareholders of the Fund an opportunity to gain access to those companies before they go public, at what is often a premium to the pre-IPO price (commonly described as the portfolio company “IPO pop”).  If the Fund’s market price on the Exchange is higher than the Fund’s NAV, subject to additional regulatory considerations and real-world constraints, the Fund can potentially raise money at the above-net asset value (“NAV”) market price. When the money comes in at the above-NAV market price, it increases the Fund’s assets—and that can lift the value of each share. This is one reason a durable premium can be so powerful: it can turn demand into an engine that potentially accelerates returns.

2.
Daily Tradability for Shareholders: The Fund’s current tender offer fund structure has historically provided quarterly liquidity of up to 5% of the Fund’s outstanding shares per quarter, however, please note that due to low shareholder requests, the Fund's average repurchase rate was significantly lower than 5%.  For example, for the fourth quarter of 2025, the Fund only received repurchase requests totaling 1.5% of its outstanding shares  However, converting the Fund to a listed vehicle on the Exchange would provide for daily tradability without prescribed limitations, upon the conclusion of the proposed six-month lockup. Listing the Fund’s shares on the Exchange would allow shareholders to sell their shares on a public exchange at their market price rather than requesting that the Fund repurchase shares at NAV, allowing those shareholders seeking to exit the Fund to do so without inhibiting the ability of the Fund’s investment adviser[2] to manage the Fund

1 The position-weighted average growth rate measures the portfolio’s aggregate growth by weighting each company’s revenue growth rate by its share of total portfolio value. It reflects how fast the portfolio is growing overall by accounting for the relative size of each position rather than treating all holdings equally. To calculate it, we multiply each position’s size by its growth rate, sum those values across all positions, and divide by the total portfolio size.
2 The Fund has historically held assets in cash, money markets, and liquid securities, in order to ensure that the Fund had sufficient liquidity available to make quarterly repurchase offers. If the Fund were to list on the Exchange, the Fund would no longer have to maintain such a large liquid reserve to meet future potential repurchase offers and free up liquidity reserves to invest in assets with greater potential to maximize shareholder value.
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to maximize shareholder value. This, in turn, benefits the vast majority of shareholders seeking to remain invested in the Fund.
3.
Enhanced Total Return Potential: The listing of the Fund’s shares on the Exchange allows the Fund to prioritize enhancing total returns in contrast to holding excess liquidity for potential tender offers or, worse, becoming a forced seller of assets to fund repurchases.

4.
Increased Scale, Brand Awareness, and Institutional Credibility: Listing the Fund on the Exchange is also expected to enhance the Fund’s public visibility, brand recognition, and institutional credibility, better aligning the Fund with its other publicly traded closed-end funds and permanent-capital vehicles.[3] A public listing can broaden the Fund’s shareholder base, increase awareness among market participants, and improve the Fund’s standing with portfolio companies, co-investors, and other counterparties. This increased scale and visibility supports the Adviser’s ability to attract and retain high-quality investment opportunities and strategic relationships.

See also the question below related to potential disadvantages and risks of this proposal.

Q: What are potential disadvantages and risks of being converted to a listed closed-end fund?

There are also potential disadvantages and risks associated with the Fund being listed on an exchange. These include the expectation that the Fund will likely trade at a discount to its NAV at times, and the potential for the Fund to become a target of activist shareholders and shareholder take-over attempts.

In addition, in conjunction with the Proposals, the Board, at the recommendation of the Adviser, approved the termination of the Expense Limitation Agreement effective as of the listing of the Fund on the Exchange, pursuant to which the Adviser contractually agreed to waive its management fee and/or pay or reimburse the ordinary annual operating expenses of the Fund (including organizational and offering costs, but excluding interest payments, taxes, brokerage commissions, fees and expenses incurred by the Fund’s use of leverage, acquired fund fees and extraordinary or non-routine expenses, including with respect to reorganizations or litigation affecting the Fund) (the “Operating Expenses”) to the extent necessary to limit the Fund’s Operating Expenses to 3.00% of the Fund’s average daily net assets.

Q: How did the Board determine that Proposal 1 was in the best interests of Fund shareholders?
A:  After careful consideration and deliberation, considering all of the related factors, the Board determined that Proposal 1 was in the best interests of Fund shareholders. Amongst other factors, the Board considered the following:

The Directors carefully considered (a) continuing to operate the Fund as a tender offer fund; and (b) listing the Fund on an exchange to provide secondary market liquidity to shareholders.
 In connection with their evaluation, the Directors carefully analyzed each potential option including, but not limited to, the following factors (as relevant): (a) the probability of completion, (b) timing and costs, (c) ability to maximize value for shareholders both in the near term and long term, (d) challenges

3 Permanent-capital vehicles are evergreen funds that have no set time to terminate activity and wind down. In contrast, most venture capital funds that invest in private companies are closed-end funds with a set time to terminate and wind down of typically about 10 years.
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and limitations and (e) likelihood of success in accomplishing the goal of providing increased value and tradability for shareholders.
Specific to the conversion of the Fund to a listed closed-end fund, the Board considered a variety of factors, including but not limited to: that shareholders would be able to trade shares of the Fund on a daily basis while upside potential would be preserved for long-term shareholders; and the Adviser’s expectation that the conversion will provide the Fund with flexibility to make new investments and take advantage of compelling investment opportunities, thus creating a potential for increased Fund performance. The Board’s determination was based primarily on structural considerations, including enhanced liquidity optionality for shareholders, elimination of periodic repurchase constraints, reduced risk of the potential of forced asset sales to meet investor demand for tender offers as the result of any future downturn, and improved alignment between the Fund’s long-term investment horizon, private company asset base, and capital structure. In addition, the Board believed that removing the liquidity burden associated with conducting quarterly tender offers of minimum 5% has the potential to increase performance.
The Board weighed these anticipated benefits against potential disadvantages of a conversion, including that shareholders will not have the ability to sell their shares before conversion (other than the tender offer at the end of February 2026), the possibility that shares will sell at a discount after the conversion, and the potential for activist shareholders to engage with the Fund, noting that certain of the changes made to the LLC Agreement are intended to mitigate the risk of activists to long-term shareholder interests.
Based on the foregoing and the totality of the information provided, the Board concluded that discontinuing tender offer fund operations and listing on the Exchange would be the optimal approach to providing increased liquidity to shareholders and would be in the best interests of the Fund and its shareholders. No shareholder approval is technically required under the Fund’s LLC Agreement or state law, however, the Fund is nonetheless seeking shareholder approval for the conversion, lockup, and listing.
See the Proxy Statement for more information.
Q:  What is Proposal 2?
A:  At the Meeting, shareholders are being asked to approve Proposal 2 to adopt a new Investment Advisory Agreement which will include an increase in the management fee that Fund shareholders pay to better align the Fund with its peers, balance the additional cost of supporting a publicly-traded fund, and preserve the Adviser’s ability to invest in the platform, people, and capabilities required to compete. The management fee is proposed to be increased to 2.5% of the Fund's average daily net assets to cover the substantially higher ongoing costs and responsibilities of managing a publicly-traded fund, to be effective upon the listing of the Fund. The material terms of the new Investment Advisory Agreement and the current Investment Advisory Agreement are otherwise the same.
As the Fund seeks to take on the substantial burden of a publicly-traded company while still attracting and retaining high-quality investment opportunities, the Adviser must maintain a scalable operating infrastructure (including investment sourcing, diligence, valuation, risk management, and governance support). A higher fee supports the infrastructure required to operate the Fund on an ongoing basis as an exchange-listed closed-end fund and helps ensure continuity and stability as the Fund enters and operates within a public-market environment. The conversion and planned exchange listing significantly increases the scope and complexity of the Adviser’s responsibilities. Managing a listed vehicle requires substantially more continuous portfolio management, shareholder relations support, regulatory and reporting readiness, and operational coordination than a tender-offer fund structure. The fee increase reflects the additional resources needed to operate effectively in the public-market environment and to support long-term shareholder value creation.
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Q:  Did the Board consider options other than a new Investment Advisory Agreement that increases the Fund’s management fee?

A:  Yes. In evaluating the proposed Investment Advisory Agreement reflecting the management fee increase, the Board considered a range of alternatives, including maintaining the Fund’s existing Investment Advisory Agreement and management fee. In doing so, the Board reviewed the Fund’s management fee in light of the Fund’s anticipated conversion to an exchange-listed closed-end fund, the scope and quality of services provided by the Adviser, and fee levels charged by other registered funds with similar growth-oriented or venture-focused investment strategies, and comparable operating structures.
The Board also considered the additional costs, risks, and operational complexity the Adviser is expected to assume in managing a publicly traded fund, including enhanced regulatory, compliance, reporting, governance, and capital markets-related responsibilities. In connection with this review, the Board considered information regarding the Adviser’s financial condition and profitability, including the Adviser’s continued investment in personnel, systems, and controls to support a listed-fund operating environment.
Based on its consideration of these factors, the Board concluded that maintaining the existing Investment Advisory Agreement and management fee would not be appropriate in light of the Fund’s anticipated listed structure and the Adviser’s expanded responsibilities, and that the proposed management fee increase was reasonable and not expected to result in Adviser profitability that is disproportionate to the services provided and risks assumed.
Q: How did the Board determine that Proposal 2 was in the best interests of Fund shareholders?
A:  After careful consideration and deliberation, considering all of the related factors, the Board determined that Proposal 2 was in the best interests of Fund shareholders. Amongst other factors, the Board considered that the Adviser’s statement that the proposed management fee increase was intended to better align the Fund with its peers, cover the additional cost of supporting a publicly-traded fund, and preserve the Adviser’s ability to invest in the platform, people, and capabilities required to compete. Specifically, the Board considered the Adviser’s representation that the proposed management fee was intended to cover the substantially higher ongoing costs and responsibilities of managing a publicly-traded fund upon the conversion and listing of the Fund. The Board also considered that as the Fund seeks to attract and retain high-quality investment opportunities, the Adviser must maintain a scalable operating infrastructure (including investment sourcing, diligence, valuation, risk management, and governance support). In addition, the Board considered the Adviser’s statement that a higher fee supports the infrastructure required to operate the Fund on an ongoing basis as an exchange-listed closed-end fund and helps ensure continuity and stability as the Fund enters and operates within a public-market environment and that the conversion and planned exchange listing significantly increases the scope and complexity of the Adviser’s responsibilities. The Board also took into account the Adviser’s statement that managing a listed vehicle requires substantially more continuous portfolio management, shareholder relations support, regulatory and reporting readiness, and operational coordination than a tender-offer fund structure, and that the fee increase reflects the additional resources needed to operate effectively in the public-market environment and to support long-term shareholder value creation.
See the Proxy Statement for more information.
Q:  If approved by shareholders, when would the new Investment Advisory Agreement and management fee increase (Proposal 2) take effect?

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A:  Currently the Meeting is scheduled for February 19, 2026. However, in the event a quorum is not present at the Meeting, or if sufficient votes to approve Proposal 2 at the Meeting are not received, the persons named as proxies may propose adjournments or postponements of the Meeting to permit further solicitation of proxies.

Assuming shareholder approval of Proposal 2 at the Meeting without subsequent adjournment or postponement, the new Investment Advisory Agreement and the related management fee increase are expected to take effect upon or about the listing of the Fund on the Exchange.

The Fund is in the process of applying for listing on the Exchange, with such listing expected to be effective after Proposal 2 is approved and after all administrative and regulatory requirements are satisfied. Listing on the Exchange will require the approval of the Exchange and the satisfaction of its listing standards, which we believe will be achieved. The Fund’s current Investment Advisory Agreement and management fee will remain in effect until the Fund is listed on the Exchange. However, there is no guarantee that the listing will be approved or that the conversion will take place. If approved by shareholders, Proposal 2 will only be implemented even if the Fund is converted and listed on the Exchange.
Q:  What will happen if shareholders do not approve Proposal 2?

A:  If shareholders do not approve Proposal 2, then the Fund may choose not to list on the Exchange even if Proposal 1 and Proposal 3 are approved by Fund shareholders.
Q:  What is Proposal 3?
A:  At the Meeting, shareholders are being asked to approve Proposal 3, to put in place a six-month lockup for all shares for purchased before February 20, 2026 to facilitate the listing of the Fund on the Exchange, subject to the Adviser’s discretion to waive the restriction, as described more in the Proxy Statement. Upon the listing of the Fund on the Exchange, all Fund shares purchased before February 20, 2026 will be subject to a six-month lockup. During this time, Fund shareholders will not be able to sell their Fund shares.
Q: How did the Board determine that Proposal 3 was in the best interests of Fund shareholders?
A:  After careful consideration and deliberation, considering all of the related factors, the Board determined that Proposal 3 was in the best interests of Fund shareholders. The Board determined that an initial lockup period reduces the risk that concentrated selling pressure immediately following listing could distort price discovery and result in a market price that does not reflect the Fund’s underlying portfolio value. The Board further concluded that a limited lockup period provides time for public-market participants to understand the Fund’s strategy, valuation methodologies, and long-term investment horizon, thereby supporting more informed and orderly trading.
The Board also considered the following:
●
Market practice and stabilization considerations: A six-month lock-up period is a common feature in public market transitions, reflecting the view that an initial lockup period can reduce selling pressure and help the market establish an informed trading range.

●
Orderly market and shareholder protection: Absent a lock-up, immediate liquidity for existing shareholders could create selling pressure in the early trading period. The Board believed a lockup helps reduce the risk of Fund share prices that could adversely affect shareholders who do not sell, and could result in the Fund trading at a persistent discount unrelated to the underlying portfolio.

●	Time for investor education and informed price discovery: The Board considered that public investors may require time to understand the Fund’s strategy and structure, including (i) how the
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Fund’s market price may trade at a premium or discount to NAV, (ii) how the Fund values private company holdings, and (iii) the long-term nature and risk profile of private technology investments.
●
Supporting long-term Fund objectives: The Board also considered that a lockup could benefit the Fund’s long-term positioning with current and prospective investors and counterparties, which in turn may support the Fund’s ability to pursue its investment strategy on favorable terms.

Based on these considerations and other factors, the Board concluded that a six-month lock-up is a reasonable and prudent measure to help facilitate a stable market for the Fund’s shares following listing and to protect the interests of shareholders as a whole.
See the Proxy Statement for more information.
Q:  How will the six-month lockup affect existing shareholders?
A:  During the six-month lockup, which would commence immediately upon the listing of the Fund, existing shareholders will not be able to sell or redeem their shares. After the end of the lockup, shareholders will have daily tradability on the exchange at the relevant market price.

As discussed above, the Fund is in the process of applying for listing on the Exchange, with such listing expected to be effective after Proposal 1 is approved by Fund shareholders and after all administrative and regulatory requirements are satisfied. Listing on the Exchange will also require the approval of the Exchange and the satisfaction of its listing standards, which we believe will be achieved.  However, there is no guarantee that the listing will be approved or that the conversion will take place. If approved by shareholders, Proposal 3 will not be implemented if the Fund is not converted or listed on the Exchange.
Q:  What will happen if shareholders do not approve Proposal 3?

A:  If shareholders do not approve Proposal 3, then the Fund may choose not to list on the Exchange.
Q:  Are any of the Proposals contingent on approvals of other Proposals?
A:  Yes, all of the Proposals may be contingent on one another and may not be implemented, even if approved by Fund shareholders. If the Proposals are not approved or the Exchange does not allow listing, the Fund will continue to operate as a tender offer fund under the current Investment Advisory Agreement
Q:  What are the other changes taking place for the Fund?
A:  As described in more detail in an Information Statement that is being sent separately to all Fund shareholders, the Board approved (i) certain related changes to the LLC Agreement; and (ii) the classification of the Board into three classes of Directors. These changes have been approved by the Board, but do not require shareholder approval under the terms of the Fund’s LLC Agreement. The proposed changes to the LLC Agreement will change shareholders’ rights, as outlined further in the Information Statement.
Q:  Who will pay for the proxy solicitation and related legal costs?

A:  The costs of preparing and mailing the proxy statement and soliciting proxies will be borne by the Fund.
Q: Do I have appraisal or dissenters’ rights?

A: No. There are no appraisal or dissenters’ rights associated with the Proposals.

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Q: Will anyone contact me?

A: You may receive a call or email from representatives of the Adviser and/or the proxy solicitor hired by the Fund, to verify that you received your proxy materials, to answer any questions you may have about the Proposals and to encourage you to vote your proxy.

Q: What vote is needed to approve each of the Proposals?

A: The Fund is seeking the vote of the majority of the shares voted, assuming a quorum of 33.3% of the outstanding shares of the Fund (including abstentions) are represented for the approval of Proposal 1.

An affirmative vote of the holders of a majority of the outstanding shares of the Fund is required for the approval of Proposal 2. As defined in the Investment Company Act of 1940, as amended, a vote of the holders of a majority of the outstanding shares of the Fund means the vote of (1) 67% or more of the voting shares of the Fund present at the Meeting, if the holders of more than 50% of the outstanding shares of the Fund are present in person or represented by proxy (including abstentions), or (2) more than 50% of the outstanding voting shares of the Fund, whichever is less.

The Fund is seeking the vote of the majority of the shares voted, assuming a quorum of 33.3% of the outstanding shares of the Fund (including abstentions) are represented for the approval of Proposal 3.
Q: How does the Board recommend that I vote?

A: After careful consideration of each of the Proposals and all available alternatives, the Board, including all of the Independent Directors, unanimously recommends that shareholders vote “FOR” each of the Proposals.

Q: Whom should I call if I have questions?

A: If you have questions about the Proposals described in the Proxy Statement or about voting procedures, please call 202-584-0550. If you have questions about the Fund, please call 202-584-0550.

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Fundrise Innovation Fund
11 Dupont Circle NW, 9th Floor
Washington, D.C. 20036

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held February 19, 2026 at 5 p.m. EST (the “Meeting”)

Dear Shareholders:
The Board of Directors of Fundrise Innovation Fund (formerly known as Fundrise Growth Tech Fund, LLC) (the “Fund”), a closed-end tender offer fund organized as a Delaware limited liability company, will hold a special meeting (the “Meeting”) of the shareholders of the Fund on February 19, 2026 at 5 p.m. EST, via live webcast, to approve the conversion of the Fund from a tender-offer closed-end fund to an exchange-listed closed-end fund and the listing of the Fund’s shares on the New York Stock Exchange (Proposal 1), increasing the Fund’s management fee to 2.5% of the Fund's average daily net assets (Proposal 2) and put in place a six-month lockup for all shares for purchased before February 20, 2026 (Proposal 3). The Board unanimously recommends that you vote “FOR” all of the Proposals.

Shareholders of record at the close of business on January 30, 2026, are entitled to notice of, and to vote at, both the Meeting of shareholders and any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Shareholders to be Held on February 19, 2026.

A copy of the Notice of the Meeting of Shareholders, the Proxy Statement and Meeting Proxy Voting Ballots are available at either www.fundrise.com (if you hold your shares directly via Fundrise) or https://www.viewproxy.com/Fundrise/broadridgevsm/ (if you hold your shares via SoFi).  Shareholders, regardless of how they hold their shares, may register to join the Meeting online anytime up until 5 pm on February 18, 2026 at https://www.viewproxy.com/Fundrise/broadridgevsm/.

By Order of the Board of Directors

Benjamin S. Miller
Fund Director and CEO of Fundrise Advisors, LLC

YOUR VOTE IS IMPORTANT

To assure your representation at the Meeting, please complete the enclosed Meeting proxies and return them promptly in the accompanying envelope, by calling the number listed on your proxy card, or via internet as indicated in the voting instruction materials whether or not you expect to be present at the Meeting. If you plan to attend the Meeting and your shares are held through an intermediary, please have proof of ownership available. If you attend the Meeting, you may vote your shares, thereby revoking any prior votes.

Fundrise Innovation Fund
11 Dupont Circle NW, 9th Floor
Washington, D.C. 20036

PROXY STATEMENT
_______________________

SPECIAL MEETING OF SHAREHOLDERS
To Be Held on February 19, 2026
______________________

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or the “Directors”) of Fundrise Innovation Fund (formerly known as Fundrise Growth Tech Fund, LLC) (the “Fund”) on behalf of the Fund, for use at a special meeting of shareholders of the Fund (each a “Meeting” and together the “Meeting”) to be held via live webcast, on February 19, 2026 at 5 p.m., and at any adjournment or postponement thereof. The Notice of the Special Meeting, Proxy Statement and accompanying form of proxies will be sent to shareholders on or about February 3, 2026.

Proposal 1 is approval of the proposed listing of the Fund on the New York Stock Exchange (the “Exchange”) and the related conversion of the Fund from a tender offer fund with limited liquidity into a listed closed-end fund, to create potential value and daily tradability for Fund shareholders, upon the end of the proposed six-month lock up (Proposal 3).

Proposal 2 is approval of a new Investment Advisory Agreement that includes an increase in the management fee that Fund shareholders pay to 2.5% of the Fund's average daily net assets to better align the Fund with its peers, cover the additional cost of supporting a publicly-traded fund, and preserve the ability of the Fund’s investment adviser, Fundrise Advisors, LLC (the “Adviser”), to invest in the platform, people, and capabilities required to compete. As the Fund seeks to attract and retain high-quality investment opportunities, the Adviser must maintain a scalable operating infrastructure (including investment sourcing, diligence, valuation, risk management, and governance support). A higher fee supports the infrastructure required to operate the Fund on an ongoing basis as an exchange-listed closed-end fund and helps ensure continuity and stability as the Fund enters and operates within a public-market environment. The material terms of the current Investment Advisory Agreement and the new Investment Advisory Agreement are otherwise similar.

Proposal 3 is approval of the implementation of a six-month lockup for all shares purchased before February 20, 2026 to facilitate the listing of the Fund on the Exchange, subject to the Adviser’s discretion to waive the restriction, as described more below. During this time, Fund shareholders will not be able to sell their Fund shares.

The Proposals are being put forth in conjunction with (i) certain related changes to the Fund’s Limited Liability Company Agreement (the “LLC Agreement”); and (ii) classification of the Board into three classes of Directors. The changes to the LLC Agreement and the Board have been approved by the Board, but do not require shareholder approval under the Fund’s LLC Agreement, and are described in more detail in an Information Statement that will be separately sent to all shareholders.

The Board unanimously recommends that you vote “FOR” each of the Proposals. Only shareholders of record at the close of business on January 30, 2026, (the “Record Date”) are entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof.

A copy of the Fund’s most recent annual and semi-annual reports, including financial statements and schedules, is available at no charge by sending a written request to the Fund, 11 Dupont Circle NW, 9th Floor, Washington, D.C. 20036 or by calling 202-584-0550. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the Securities and Exchange Commission’s (the  “SEC”) website, located at http://www.sec.gov.

Cautionary Note Regarding Forward-Looking Statements:

This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may relate to our future financial performance, business operations, or other future events. You can identify forward-looking statements by the use of words such as “may,” “will,” “could,” “anticipate,” “expect,” “intend,” “believe,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to such statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our business, results of operations, and financial condition.

The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties, and other factors. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those expressed or implied in the forward-looking statements. The forward-looking statements made in this Proxy Statement relate only to events as of the date of this Proxy Statement. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made.

THE PROPOSALS

Proposal 1

At the Meeting, shareholders are being asked to approve Proposal 1 to convert the Fund from a tender offer fund to a listed closed-end fund and list the Fund on the Exchange. The Adviser and Board believe the conversion is in the best interests of shareholders for several compelling reasons:

1.
Creating potential value: Although funds can trade at a premium or discount on the market, the Adviser believes that the Fund can trade at a premium on the Exchange, creating value for Fund shareholders. The weighted-average growth rate of the Fund’s portfolio companies is +180%,[4] which is 3x the average growth rate of public tech companies. Many of the companies that the Fund owns in its portfolio have announced plans to go public (SpaceX, OpenAI, Databricks, Anthropic, Anduril, etc) and investment in the Fund gives shareholders an opportunity to gain access to those

4 The position-weighted average growth rate measures the portfolio’s aggregate growth by weighting each company’s revenue growth rate by its share of total portfolio value. It reflects how fast the portfolio is growing overall by accounting for the relative size of each position rather than treating all holdings equally. To calculate it, we multiply each position’s size by its growth rate, sum those values across all positions, and divide by the total portfolio size.

companies before they go public.  In addition, access to these private companies is highly limited. If the Fund’s market price on the Exchange is higher than the Fund’s net asset value (“NAV”), subject to additional regulatory considerations and real-world constraints, the Fund can potentially raise money at the above-NAV market price. When the money comes in at the higher market price, it increases the Fund’s assets—and that can lift the value of each share. This is one reason a durable premium can be so powerful: it can turn demand into an engine that potentially accelerates returns.
2.
Daily Tradability for Shareholders: The Fund’s current tender offer fund structure has historically provided quarterly shareholder liquidity of up to 5% of the Fund’s outstanding shares per quarter, and the Fund has successfully offered over $37.0 million in liquidity over the last three years.  However, converting the Fund to a listed vehicle on the Exchange (or similar national securities exchange) would provide for daily tradability without prescribed limitations, after the completion of the six-month lockup, if approved (Proposal 3). Listing the Fund’s shares on the Exchange would allow shareholders to sell their shares on a public exchange at their market price rather than requesting that the Fund repurchase shares at NAV, allowing those shareholders seeking to exit the Fund to do so without inhibiting the ability of the Fund’s investment adviser (the “Adviser”) to manage the Fund to maximize shareholder value.[5] This, in turn, benefits the vast majority of shareholders seeking to remain invested in the Fund.

3.
Enhanced Total Return Potential: The listing of the Fund’s shares on the Exchange would allow shareholders who seek to exit by selling their shares in the market, allowing the Fund to prioritize enhancing total returns in contrast to becoming a forced seller of assets to fund repurchases.

4.
Increased Scale, Brand Awareness, and Institutional Credibility: Listing the Fund on a national securities exchange is expected to enhance the Fund’s public visibility, brand recognition, and institutional credibility, better aligning the Fund with its publicly traded closed-end funds and permanent-capital vehicle peers.[6] A public listing can broaden the Fund’s shareholder base, increase awareness among market participants, and improve the Fund’s standing with portfolio companies, co-investors, and other counterparties. This increased scale and visibility support the Adviser’s ability to attract and retain high-quality investment opportunities and strategic relationships.

There are also potential disadvantages associated with the Fund being listed on an exchange. These include the expectation that the Fund will likely trade at a discount to its NAV at times, and the potential for the Fund to become a target of activist shareholders and shareholder take-over attempts.
Notwithstanding the various proposals described herein, the Fund’s investment objective and investment policies will remain unchanged. The Adviser, consistent with past practice, will regularly evaluate the Fund’s investment strategies and their effectiveness in achieving the Fund’s investment objective and may adjust as it deems appropriate in its judgment based on market conditions.  In connection with the conversion from a tender offer fund to a listed closed-end fund, the Adviser expects to be able to allocate additional funds to higher returning investment opportunities, as the conversion will remove the expectation of quarterly tender offers made by the Fund, reducing the need to hold cash reserves and liquid securities.

5 The Fund has historically held assets in cash, money markets, and liquid securities, in order to ensure that the Fund had sufficient liquidity available to make quarterly repurchase offers. If the Fund were to list on the Exchange, the Fund would no longer have to maintain such a large liquid reserve to meet future potential repurchase offers and free up liquidity reserves to invest in assets with greater potential to maximize shareholder value.
6 Permanent-capital vehicles are evergreen funds that have no set time to terminate activity and wind down. In contrast, most venture capital funds that invest in private companies are closed-end funds with a set time to terminate and wind down of typically about 10 years.

The Fund currently operates as a closed-end tender offer fund, which means that from time to time it may offer to repurchase shares pursuant to written tenders by the shareholders. The Fund has intended, but has not been obligated, to conduct quarterly repurchase offers at NAV in the sole discretion of the Board. Shareholders have not had the right to force the Fund to repurchase more than this amount or to make more frequent repurchase offers, and there has been no secondary market for shares.

In contrast, for a listed closed-end fund, shareholders have the ability to sell their shares in the secondary market on the exchange at any time during market hours, without being subject to prorations.  Shares of an exchange-listed closed-end fund may trade at a premium or discount to NAV. The repurchase of closed-end tender offer fund shares are completed at NAV whereas the sale of listed closed-end fund shares are completed at market price.
After careful consideration and deliberation, considering all of the related factors, the Board determined that Proposal 1 was in the best interests of Fund shareholders. Amongst other factors, the Board considered the following:

The Directors carefully considered (a) continuing to operate the Fund as a tender offer fund; and (b) listing the Fund on an exchange to provide secondary market liquidity to shareholders.
 In connection with their evaluation, the Directors carefully analyzed each potential option including, but not limited to, the following factors (as relevant): (a) the probability of completion, (b) timing and costs, (c) ability to maximize value for shareholders both in the near term and long term, (d) challenges and limitations and (e) likelihood of success in accomplishing the goal of providing increased value and tradability for shareholders, upon the expiration of the proposed six-month lockup.
Specific to the conversion of the Fund to a listed closed-end fund, the Board considered a variety of factors, including but not limited to: that shareholders would be able to trade shares of the Fund on a daily basis while upside potential would be preserved for long-term shareholders; and the Adviser’s expectation that the conversion will provide the Fund with flexibility to make new investments and take advantage of compelling investment opportunities, thus creating a potential for increased, more frequent distributions to shareholders. The Board weighed these anticipated benefits against potential disadvantages of a conversion, including that shareholders will not have the ability to sell their shares before conversion, the possibility that shares will sell at a discount after the conversion, and the potential for activist shareholders to engage with the Fund, noting that certain of the changes made to the LLC Agreement are intended to mitigate the risk of activists to long-term shareholder interests. Based upon these considerations, the Board’s consideration of alternatives, and the totality of the information provided, the Board concluded that discontinuing tender fund operations and listing the Fund’s shares on the Exchange would be in the best interests of the Fund and its shareholders.
Based on the foregoing and the totality of the information provided, the Board concluded that discontinuing tender offer fund operations and listing on the Exchange would be the optimal approach to providing increased liquidity to shareholders and would be in the best interests of the Fund and its shareholders. No shareholder approval is technically required under the Fund’s LLC Agreement or state law, however, the Fund is nonetheless seeking shareholder approval for the conversion and listing.
The Fund is in the process of applying for listing on the Exchange, with such listing expected to be effective after all administrative and regulatory requirements are satisfied.  Listing on the Exchange will require the approval of the Exchange and the satisfaction of its listing standards, which we believe will be achieved.  However, there is no guarantee that the listing will be approved or that the conversion will take place.

Listed Closed-End Fund Premiums and Discounts
When the market price of a listed closed-end fund’s shares is above their NAV, the fund is said to be trading at a premium. Conversely, when the market price of a listed closed-end fund’s shares is below NAV, the fund is said to be trading at a discount. The market price of the Fund’s shares will be determined by factors such as relative demand for and supply of such shares in the market, the Fund’s NAV, general market and economic conditions, market sentiment and other factors beyond the control of the Fund.  The shares of many closed-end funds frequently trade at a discount. The average discount across all U.S. listed closed-end funds was approximately 2.64% as of July 1, 2025.
The Fund’s portfolio holdings represent some of the most sought-after private technology companies in the world. These private companies have not been broadly available for investment to investors. In addition, some of the Fund’s portfolio of private companies are growing revenue at extremely high rates of growth. Lastly, several of the prominent Fund holdings may go public in the next year or two, and many companies that go public subsequently trade at market prices higher than their IPO offering price.
While there can be no guarantee or expectation, the other most comparable listed closed-end fund with a similar investment portfolios have recently traded at substantial premiums to NAV, ranging from approximately 100-500%.7 As a result of these factors, broad shareholder demand could cause shares of the Fund to trade at NAV or a premium to NAV. However, it is important to note as well that conventional listed closed-end funds most commonly open with significant discounts (though such funds may have been (1) listed in part because of oversubscribed repurchases, which is inapplicable to the Fund or (2) have different investment strategies than the Fund).8
Over time, the shares, as with substantially all listed closed-end funds, will likely trade at a discount to NAV at times. This discount to NAV could be substantial. If a fund is trading at a discount, shareholders will receive less than the NAV per share of the fund if they sell their shares on the exchange.
In the event of a persistent discount to NAV, the Adviser may evaluate options to close the discount, such as a share buyback program, a discount management program, and/or direct stock purchase plan. There is no guarantee that any such discount will be mitigated over time or that the market price of shares will eventually return to NAV, even if the Adviser takes actions intended to close such discount.
Shareholders who do not wish to hold shares in a listed closed-end fund or be subject to the six-month lockup may participate in the Fund’s final tender offer to purchase up to 5% of the outstanding shares of beneficial interest of the Fund pursuant to a repurchase offer for which repurchase requests must be submitted on or before February 28, 2026. Shareholders will receive the tender offer materials separately. Shareholders may not get all shares tendered repurchased in the last tender offer, if more than 5% of the outstanding shares of the Fund are tendered.

The Board unanimously recommends that you vote “FOR” Proposal 1.

Required Vote

The Fund is seeking the vote of the majority of the shares voted, assuming a quorum of 33.3% of the outstanding shares of the Fund are represented for the approval of Proposal 1.

7 The statement is based on publicly available trading and NAV information for another listed closed-end fund with a portfolio concentrated in private, venture-backed technology companies. These premiums have varied over time and there can be no guarantee or expectation that the Fund’s shares will trade at a premium to NAV.
8 The statement is based on the Adviser’s review of market practices and publicly available information regarding conventional exchange-listed closed-end funds that have historically traded at persistent discounts to NAV.

Proposal 2
At the Meeting, shareholders are being asked to approve Proposal 2, which is a new Investment Advisory Agreement (attached as Exhibit A) that includes an increase in the management fee that Fund shareholders pay to better align the Fund with its peers, cover the additional cost of supporting a publicly-traded fund, and preserve the Adviser’s ability to invest in the platform, people, and capabilities required to compete. Specifically, the management fee is proposed to be increased to 2.5% of the Fund's average daily net assets, effective upon the Fund’s listing on the Exchange, to cover the substantially higher ongoing costs and responsibilities of managing a publicly-traded fund upon the conversion and listing of the Fund. As the Fund seeks to attract and retain high-quality investment opportunities, the Adviser must maintain a scalable operating infrastructure (including investment sourcing, diligence, valuation, risk management, and governance support). A higher fee supports the infrastructure required to operate the Fund on an ongoing basis as an exchange-listed closed-end fund and helps ensure continuity and stability as the Fund enters and operates within a public-market environment. The conversion and planned exchange listing significantly increases the scope and complexity of the Adviser’s responsibilities. Managing a listed vehicle requires substantially more continuous portfolio management, shareholder relations support, regulatory and reporting readiness, and operational coordination than a tender-offer fund structure. The fee increase reflects the additional resources needed to operate effectively in the public-market environment and to support long-term shareholder value creation. The material terms of the current Investment Advisory Agreement and new Investment Advisory Agreement are otherwise similar.
On May 2, 2022, the Fund’s shareholders approved the initial investment advisory agreement (the “Existing Investment Advisory Agreement”) with the Adviser. The Fund is seeking approval of a new investment advisory agreement (the “New Investment Advisory Agreement”), which, if approved by the Fund’s shareholders, will replace the Existing Investment Advisory Agreement. The terms of the New Investment Advisory Agreement will be materially the same as the Existing Investment Advisory Agreement, except that the management fee will increase by 0.65%.
Under the Existing Investment Advisory Agreement, in consideration of the services provided by the Adviser to the Fund, the Adviser is entitled to a management fee.  The fee is calculated and payable monthly in arrears at the annual rate of 1.85% of the average daily value of the Fund’s net assets. The aggregate amount of the Adviser’s fee during the fiscal year ended March 31, 2025 was $3,004,000. Had the proposed fee been in effect during the fiscal year ended March 31, 2025, the Adviser’s fee would have been $4,068,000, or approximately 35.4% higher.
The Adviser does not act as investment adviser to any other fund with similar investment objectives. As a result of this lack of conflict of interest, the Adviser does not, and has no reason to, believe that the changes described herein will affect other funds managed by the Adviser, and therefore, the Adviser does not believe that any other clients of the Adviser should bear any related expenses.
The table below provides a summary comparison of the management fee of the Fund under the Existing Investment Advisory Agreement as well as estimated management fees on a pro forma basis giving effect to the proposed management fee increase under the New Investment Advisory Agreement. Pro forma fees have been adjusted to reflect the proposed management fee rate.

ANNUAL FUND OPERATING EXPENSES (as a percentage of the Fund's net assets attributable to the Shares)	CURRENT	PROPOSED PRO FORMA[1]
Management Fee	1.85%	2.5%
Other Expenses[2]

Other Expenses – General	0.73%	0.35%
Other Expenses – Marketing	0.42%	0.17%
Total Other Expenses	1.15%	0.52%
Interest on Borrowed Funds[3]	0.00%*	0.00%*
Acquired Fund Fees and Expenses[4]	0.19%	0.18%
Total Annual Fund Operating Expenses	3.19%	3.20%

*Amount is less than 0.01%.

1 The proposed pro forma column shows the Fund’s estimated annual operating expenses assuming the approval and implementation of the proposed management fee increase and exchange listing, based on projected average net assets of $600,000,000.

2 Other Expenses have been restated to reflect estimated amounts based on expenses incurred for the Fund’s current fiscal year and include professional fees, marketing expenses and other general and administrative expenses. Current Other Expenses includes 0.05% attributable to the expected recoupment of previously waived fees and/or reimbursed expenses by the Adviser.

3 The table assumes the Fund’s use of leverage in an amount equal to less than 5% of the Fund’s total assets (less all liabilities and indebtedness not represented by 1940 Act leverage). The Fund’s actual interest costs associated with leverage may differ from the estimates above.

4 Acquired Fund Fees and Expenses (“AFFE”) are fees and expenses incurred by the Fund in connection with its investments in other investment companies or companies that would be investment companies but for the exceptions to that definition provided by Sections 3(c)(1) and 3(c)(7) of the 1940 Act.

5 Total Annual Operating Expenses differ from the ratio of net expenses to average net assets contained in the Fund’s Financial Highlights because such ratio does not include acquired fund fees and expenses and because other expenses have been estimated to reflect current fiscal year fees and expenses. This includes reflecting an elimination of an estimate for current income tax expense because while the Fund incurred deferred tax expenses in the prior fiscal years under C Corporation tax treatment, going forward, the Fund expects to meet the requirements to qualify and operate as a RIC under Subchapter M of the Internal Revenue Code. As a result, the Fund does not anticipate incurring additional federal income tax expense on its investment income or gains, provided it continues to meet RIC qualification requirements. The Adviser and the Fund previously entered into an Expense Limitation Agreement pursuant to which the Adviser contractually agreed to waive its management fee and/or pay or reimburse the ordinary annual operating expenses of the Fund (including organizational and offering costs, but excluding interest payments, taxes, brokerage commissions, fees and expenses incurred by the Fund’s use of leverage, acquired fund fees and extraordinary or non-routine expenses, including with respect to reorganizations or litigation affecting the Fund) (the “Operating Expenses”) to the extent necessary to limit the Fund’s Operating Expenses to 3.00% of the Fund’s average daily net assets. The Adviser may seek recoupment from the Fund of any fees waived or expenses paid or reimbursed to the Fund for a period ending three years after the date of the waiver, payment or reimbursement, subject to the limitation that the recoupment will not cause the Fund’s Operating Expenses to exceed the lesser of (a) the expense limitation amount in effect at the time such fees were waived or expenses paid or reimbursed, or (b) the expense limitation amount in effect at the time of the recoupment. The Expense Limitation Agreement will remain in effect at least through July 31, 2026, unless and until the Board approves its modification or termination. On January 14, 2026, the Board, at the Adviser’s recommendation, approved terminating the Expense Limitation Agreement as of the listing of the Fund on the Exchange.

After careful consideration and deliberation, considering all of the related factors, the Board determined that Proposal 2 was in the best interests of Fund shareholders. Amongst other factors, the Board considered the nature of the advisory and other services rendered by the Adviser to the Fund. The Board considered the Adviser’s statement that the proposed management fee increase was intended to better align the Fund with its peers, cover the additional cost of supporting a publicly-traded fund, and preserve the Adviser’s ability to invest in the platform, people, and capabilities required to compete. Specifically, the Board considered the Adviser’s representation that the proposed management fee was intended to cover the substantially higher ongoing costs and responsibilities of managing a publicly-traded fund upon the conversion and listing of the Fund. The Board also considered that as the Fund seeks to attract and retain high-quality investment opportunities, the Adviser must maintain a scalable operating infrastructure (including investment sourcing, diligence, valuation, risk management, and governance support). In addition, the Board considered the Adviser’s statement that a higher fee supports the infrastructure required to operate the Fund on an ongoing basis as an exchange-listed closed-end fund and helps ensure continuity and stability as the Fund enters and operates within a public-market environment and that the conversion and planned exchange listing significantly increases the scope and complexity of the Adviser’s responsibilities. The Board also took into account the Adviser’s statement that managing a listed vehicle requires substantially more continuous portfolio management, shareholder relations support, regulatory and reporting readiness, and operational coordination than a tender-offer fund structure, and that the fee increase reflects the additional resources needed to operate effectively in the public-market environment and to support long-term shareholder value creation.
The Board also considered the Adviser’s profitability analysis and observed that the Adviser does not maintain separately identifiable profit and loss data specific to the Fund, noting the limitations inherent in allocating overhead and personnel costs among individual products. The Board considered the Adviser’s statement that it does not expect the Fund to generate operating margins that are materially higher.
The Board also considered the extent to which the Fund and its shareholders benefit from economies of scale as the Fund grows. Specifically, the Board considered the Adviser’s statement that, because the Fund’s strategy involves concentrated, actively managed investments; significant diligence, monitoring and valuation effort; and limited operational efficiencies from asset growth relative to liquid strategies, the Adviser does not expect material near-term economies of scale.
The Board also considered any “fall-out” or ancillary benefits to the Adviser from its relationship with the Fund following an exchange listing. The Adviser discussed that, while the successful management of a listed vehicle may confer general reputational benefits to the Adviser, such benefits are indirect and customary in the asset management industry.

                The Board also considered the fee levels charged by other registered funds The Adviser discussed with the Board that the custom peer group selected in connection with past Board annual reviews of the advisory agreement and noted that, while that peer group was appropriate in evaluating the Fund’s advisory fee in its historical tender offer structure, it is not, by itself sufficient for evaluating the proposed advisory fee in connection with the Fund’s anticipated conversion to an exchange-listed closed-end fund.

                The Board also considered the fee levels charged by other registered funds with similar growth-oriented or venture-focused investment strategies and comparable fund structures. In particular, among other things, the Adviser discussed with the Board fees charged by both listed and non-listed peer vehicles that provide retail access to venture or growth-technology strategies.
The Fund’s current Investment Advisory Agreement and management fee will remain in effect until the Fund is listed on the Exchange.

The Board unanimously recommends that you vote “FOR” Proposal 2.

Required Vote

An affirmative vote of the holders of a majority of the outstanding shares of the Fund is required for the approval of Proposal 2. As defined in the Investment Company Act of 1940, as amended (the “1940 Act”), a vote of the holders of a majority of the outstanding shares of the Fund means the vote of (1) 67% or more of the voting shares of the Fund present at the Meeting, if the holders of more than 50% of the outstanding shares of the Fund are present in person or represented by proxy (including abstentions), or (2) more than 50% of the outstanding voting shares of the Fund, whichever is less.

Proposal 3

At the Meeting, shareholders are being asked to approve Proposal 3 to implement a six-month lockup for all Fund shares purchased before February 20, 2026, upon the listing of the Fund on the Exchange, subject to the Adviser’s discretion to waive the restriction. If the Adviser waived the lockup restriction on shares, it would do so on a pro-rata basis, treating all shareholders the same. During the six-month lockup, existing shareholders will not be able to sell or redeem their shares. After the end of the lock-up, shareholders will have daily tradability on the Exchange at the relevant market price.

The Adviser represented that lockups are common in public company initial public offerings (IPOs) and stated that lockups help the market establish a trading value and reduce the risk that immediate selling pressure overwhelms price discovery. The Adviser believes that the six-month lockup will maximize the chance that the Fund has a successful listing on the Exchange.
After careful consideration and deliberation, considering all of the related factors, the Board determined that Proposal 3 was in the best interests of Fund shareholders. Amongst other factors, the Board considered that an initial lockup is standard practice in public company IPOs and is designed to support orderly price discovery and reduce the risk of early selling pressure overwhelming the market. The Board also considered the Adviser’s goal to have the Fund trade well as a newly listed security and the Adviser’s belief that a six-month lockup is one of the most proven tools for improving the probability of a strong, stable aftermarket. In this context, “trade well” means that, following the initial listing, the Fund’s shares are expected to trade in an orderly manner with reasonable liquidity and price stability—i.e., without undue volatility, unusually wide bid-ask spreads, or persistent dislocation of the market price from expected value as the market establishes price discovery.

The Fund is in the process of applying for listing on the Exchange, with such listing expected to be effective after Proposal 1 is approved and after all administrative and regulatory requirements are satisfied. Listing on the Exchange will require the approval of the Exchange and the satisfaction of its listing standards, and the approval of Fund shareholders, all of which we believe will be achieved.  However, there is no guarantee that the listing will be approved or that the conversion will take place. Even if approved by shareholders, Proposal 3 will not be implemented if the Fund is not converted or listed on the Exchange.
Shareholders who do not wish to hold shares in a listed closed-end fund or be subject to the six-month lockup may participate in the Fund’s final tender offer to purchase up to 5% of the outstanding shares of beneficial interest of the Fund pursuant to a repurchase offer for which repurchase requests must be submitted on or before February 28, 2026. Shareholders will receive the tender offer materials separately.

The Board unanimously recommends that you vote “FOR” Proposal 3.

Required Vote

The Fund is seeking the vote of the majority of the shares voted, assuming a quorum of 33.3% of the outstanding shares of the Fund are represented for the approval of Proposal 3.

OTHER CHANGES FOR WHICH NO SHAREHOLDER VOTE IS REQUIRED

Shareholders are not being asked to approve the changes summarized below because no shareholder approval is required under the terms of the LLC Agreement or applicable law. Additional, detailed information about the changes is provided in the Information Statement that will be sent separately to all shareholders.
Revisions to the Fund’s LLC Agreement
Although federal law, and particularly the 1940 Act, regulates many aspects of the governance of a fund, every registered fund is organized as a legal entity under state law. The Fund is organized in

Delaware and governed by an LLC Agreement. On January 14, 2026, the Board approved changes to the LLC Agreement to facilitate the proposed conversion and listing of the Fund. More specifically, the Board approved the revised LLC Agreement primarily to offer more operational specificity and potential operational efficiency for the Fund’s operations. Certain revisions may be considered to expressly address the Exchange listing aspects. The changes are intended to make the administration of the Fund more efficient and cost-effective on a going forward basis and provide more flexibility for the operations of the Fund. It is proposed that the changes to the LLC Agreement take effect concurrently with the listing of the Fund’s shares on the Exchange.  In the event that the Fund’s shares are not listed on the Exchange, the changes to the LLC Agreement will not be implemented.
In addition, certain changes to the Fund’s LLC Agreement could be viewed as changes that substantively affect shareholder rights to protect long-term shareholders, including changes to the quorum and required vote provisions, amongst others. Shareholders are not being asked to approve the changes to the LLC Agreement and additional information is provided in the Information Statement that will be sent separately to all shareholders.
Classification of the Board
In connection with the listing of the Fund’s shares on the Exchange, the Board has approved dividing the Board into three classes: Class I, Class II and Class III, and generally only one class of Trustees will stand for election each year. Shareholders are not being asked to approve the classification of the Board and additional information is provided in the Information Statement that will be sent separately to all shareholders.

Notwithstanding the foregoing, in the event that the Fund’s shares are not listed on the Exchange, the Board will not be classified, and each Trustee would continue to serve an indefinite term pursuant to the terms of the Fund’s current LLC Agreement.

* * *
In addition, shareholders are not being asked to approve the change summarized below because no shareholder approval is required under the terms of the LLC Agreement or applicable law. This change is not discussed in the Information Statement that will be sent to all shareholders.
Termination of Expense Limitation Agreement
As of January 14, 2026, the Board, at the recommendation of the Adviser, approved the termination of the Expense Limitation Agreement, pursuant to which the Adviser contractually agreed to waive its management fee and/or pay or reimburse the ordinary annual operating expenses of the Fund (including organizational and offering costs, but excluding interest payments, taxes, brokerage commissions, fees and expenses incurred by the Fund’s use of leverage, acquired fund fees and extraordinary or non-routine expenses, including with respect to reorganizations or litigation affecting the Fund) (the “Operating Expenses”) to the extent necessary to limit the Fund’s Operating Expenses to 3.00% of the Fund’s average daily net assets. Under the terms of the Expense Limitation Agreement, the Adviser may seek recoupment from the Fund of any fees waived or expenses paid or reimbursed to the Fund for a period ending three years after the date of the waiver, payment or reimbursement, subject to the limitation that the recoupment will not cause the Fund’s Operating Expenses to exceed the lesser of (a) the expense limitation amount in effect at the time such fees were waived or expenses paid or reimbursed, or (b) the expense limitation amount in effect at the time of the recoupment. The termination of the Expense Limitation Agreement will be effective as of the listing of the Fund on the Exchange.

Information about the Board
The Board has overall responsibility to manage and control the business affairs of the Fund, including the complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Fund’s business. The Board exercises the same powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation. The business of the Fund is managed under the direction of the Board in accordance with the Fund’s LLC Agreement, which has been filed with the SEC and is available without charge upon request by writing to the Fund at Fundrise Innovation Fund, LLC, Attn: Investor Relations, 11 Dupont Circle NW, 9th Floor, Washington, D.C. 20036, by calling (202)584-0550. In addition, the LLC Agreement is attached as Exhibit A to the Information Statement being sent to all shareholders.

Board of Directors and Leadership Structure

The Board is currently composed of four Directors, three of whom are not “interested persons” of the Fund (as that term is defined by Section 2(a)(19) of the 1940 Act) (the “Independent Directors”). The Directors meet periodically throughout the year to discuss and consider matters concerning the Fund and to oversee the Fund’s activities, including its investment performance, compliance program and risks associated with its activities.

Benjamin Miller, the Chief Executive Officer of the Adviser, and therefore an “interested person” of the Fund (the “Interested Director”), serves as Chairperson of the Board. The Board has established two standing committees to facilitate the Directors’ oversight of the management of the Fund: an Audit

Committee and a Nominating and Governance Committee (the “Governance Committee”). The scope of each committee’s responsibilities is discussed in greater detail below. Glenn Osaka is the Lead Independent Director of the Fund. In his role as Lead Independent Director, Mr. Osaka (i) presides over Board meetings in the absence of the Chairperson of the Board; (ii) presides over executive sessions of the Independent Directors; (iii) along with the Chairperson of the Board, oversees the development of agendas for Board meetings; (iv) facilitates dealings and communications between the Independent Directors and management, and among the Independent Directors; and (v) has such other responsibilities as the Board or Independent Directors may determine from time to time. The Board believes that, as Chairperson, Mr. Miller provides skilled executive leadership to the Fund and performs an essential liaison function between the Fund and the Adviser. The Board believes that its governance structure allows all of the Independent Directors to participate in the full range of the Board’s oversight responsibilities. The Board reviews its structure regularly as part of its annual self-evaluation. The Board has determined that its leadership structure is appropriate in light of the characteristics and circumstances of the Fund because it provides a structure for the Board to work effectively with management and service providers and facilitates the exercise of the Board’s informed and independent judgment. Except for any duties specified in the LLC Agreement, the designation of Chairperson of the Board or Chair of a committee does not impose on such Directors any duties, obligations or liability that is greater than the duties, obligations or liability imposed on such person as a member of the Board generally. The leadership structure of the Board may be changed, at any time and in the discretion of the Board, including in response to changes in circumstances or the characteristics of the Fund.

Board Risk Oversight

The Board oversees risk as part of its general oversight of the Fund. The Fund is subject to a number of risks, including investment, compliance, financial, operational, valuation and liquidity risks. In its oversight role, the Board has adopted, and periodically reviews, policies and procedures designed to address risks associated with the Fund’s activities. In addition, the Adviser and the Fund’s other service providers have adopted policies and procedures to identify, assess and manage risks associated with the Fund’s activities. The Board has appointed a Chief Compliance Officer who oversees the implementation and testing of the Fund’s compliance program and regularly reports to the Board regarding compliance matters for the Fund and its service providers. The Fund’s officers, including, but not limited to, the CCO, the Adviser’s portfolio management personnel and other senior personnel of the Adviser, the Fund’s independent registered public accounting firm and personnel from the Fund’s other service providers make periodic reports to the Board and its Committees with respect to a variety of matters, including matters relating to risk management. The Board recognizes that it is not possible to identify all risks that may affect the Fund, and that it is not possible to develop processes or controls to eliminate all risks and their possible effects. The Board may, at any time and in its discretion, change the manner in which it conducts its risk oversight role.

Following is a list of the Directors and executive officers of the Fund and their principal occupations over the last five years. Unless otherwise indicated, the address of all persons is c/o Fundrise Advisors, LLC, 11 Dupont Circle NW, 9th Floor, Washington, D.C. 20036.

Board of Directors and Fund Officers

Name, Year of Birth and Position Held	Term of Office and Length of Time Served[1]	Principal Occupation(s) During Past 5 Years or Longer	Number of Portfolios in Fund Complex[2] Overseen by Director	Other Directorships Held During Past 5 Years

Independent Directors
Jennifer Blatnik (1974) Director and Governance Committee Chairperson	05/2022 to Present	Director Menlo Church (non-profit), Chairperson 2022-2024 and Vice Chairperson and Compensation Committee member, 2020-2022; Formerly, Chief Operating Officer, Volta Networks (networking software firm) (2019-2021) and Vice President, Product Management, Product Marketing and Marketing, Juniper Networks (networking, cloud and security products firm) (2014-2017).	1	None
Jeffrey R. Deitrich (1982) Director and Audit Committee Chairperson	05/2022 to Present	Senior Vice President, Silverstein Properties, Inc. (real estate investment and development firm) (2007-2016, 2022-Current); Principal, Better Building Solutions (technology integration and managed services firm) (2016-current); Formerly, Principal, Frenchtown Enterprises (real estate investment firm) (2019- 2022); Asset Manager, Prudential Real Estate Investors (private equity) (2004-2007).	4	Fundrise Real Estate Interval Fund, LLC; Fundrise Real Estate Interval Fund II, LLC; Fundrise Income Real Estate Fund, LLC
Glenn R. Osaka (1955) Lead Independent Director	05/2022 to Present	Consultant and Private Investor (early stage technology companies) (since 2013); formerly, Senior Vice President, Services, Juniper Networks, Inc. (2009-2013); Vice President, Strategy and Operations, Cisco Systems, Inc. (2007-2009); President and Chief Executive Officer, Reactivity Inc. (technology start-up company) (2001-2006); Managing Director, Redleaf Group (venture capital firm) (1999- 2000); Vice President and General Manager, Enterprise Computing, Hewlett- Packard (1979-1998).	4	Fundrise Real Estate Interval Fund, LLC; Fundrise Real Estate Interval Fund II, LLC; Fundrise Income Real Estate Fund, LLC

Name, Year of Birth and Position Held	Term of Office and Length of Time Served[1]	Principal Occupation(s) During Past 5 Years or Longer	Number of Portfolios in Fund Complex[2] Overseen by Director	Other Directorships Held During Past 5 Years
Interested Director
Benjamin S. Miller[3] (1977) Director and Officer, Chairperson, President and Chief Executive Officer	05/2022 to present	Chief Executive Officer, Fundrise Advisors, LLC (since 2012); Co-Founder, Chief Executive Officer and Director, Rise Companies Corp. (since 2012).	4	Fundrise Real Estate Interval Fund, LLC; Fundrise Real Estate Interval Fund II, LLC; Fundrise Income Real Estate Fund, LLC

(1)
Each Director serves until his or her successor is elected and qualified, until the Fund terminates, or until he or she dies, resigns, retires voluntarily, or is otherwise removed or retired pursuant to the LLC Agreement.

(2)	The “Fund Complex” consists of the Fund, Fundrise Income Real Estate Fund, LLC, Fundrise Real Estate Interval Fund, LLC and Fundrise Real Estate Interval Fund II, LLC.

(3)	Mr. Miller is considered to be an “interested person” of the Fund (as that term is defined by Section 2(a)(19) in the 1940 Act) because of his affiliation with the Adviser and/or its affiliates.

Name and Year of Birth	Position(s) Held	Length of Time Served(1)	Principal Occupation(s) During Past 5 Years
Bjorn J. Hall 1980	Secretary and Chief Compliance Officer	09/2024 to Present	Chief Compliance Officer and General Counsel, Fundrise Advisors, LLC and Rise Companies (since 2014) and officer of certain funds in the Fund Complex (since 2024).
Alison Staloch 1980	Treasurer and Principal Financial Officer	05/2022 to Present
Chief Financial Officer, Fundrise Advisors, LLC and Rise Companies Corp. and officer of certain funds in the Fund Complex (since 2021); Formerly, Chief Accountant (2017-2021), Assistant Chief Accountant (2015-2017), Division of Investment Management, U.S. Securities and Exchange Commission; Senior Manager, KPMG LLP (2005-2015).

(1)	The term of office for each officer will continue indefinitely.

Investment Adviser and Parent Information

The Adviser is Fundrise Advisors, LLC. The Adviser’s principal business address is 11 Dupont Circle NW, 9th Floor, Washington, D.C. 20036. The Adviser is a wholly owned subsidiary of Rise Companies Corp., which has the same principal business address. Rise Companies Corp. is not controlled by any other person or entity.

OPERATION OF THE FUND
The Fund is a closed-end fund that commenced investment operations on July 25, 2022. The Fund’s principal executive office is located at 11 Dupont Circle NW, 9th Floor, Washington, D.C. 20036, and its telephone number is (202) 584-0550. The Board supervises the business activities of the Fund. Like other funds, the Fund retains various organizations to perform specialized services. The investment adviser to the Fund is Fundrise Advisors, LLC (the “Adviser”). Atlantic Fund Administration, LLC, a wholly-owned subsidiary of Apex US Holdings LLC (d/b/a Apex Fund Services) (“Apex”), provides certain administration and portfolio accounting services to the Fund. Apex is located at 190 Middle Street, Suite 101, Portland, Maine 04101.
The Bank of New York Mellon (“BNY”), which has its principal offices at 240 Greenwich Street, New York, New York 10286, serves as the custodian for the securities and cash of the Fund’s portfolio pursuant to a Custody Agreement with the Fund. Under the Custodian Agreement, BNY holds the Fund’s assets in safekeeping and keeps all necessary records and documents relating to their duties. The Fund may decide in the future to self-custody its assets, including securities, cash and other assets. In the event that the Fund elects to self-custody assets in the future, the Fund will do so in accordance with the requirements of Rule 17f-2 under the 1940 Act.
Computershare, Inc. and its wholly-owned subsidiary Computershare Trust Company, N.A. (together with Computershare, Inc., “Computershare”), which has its principal office at 150 Royall Street, Canton, Massachusetts 02021, serves as the Fund’s transfer agent for all transactions in the Fund’s shares through the Fundrise Platform. BNY Mellon Investment Servicing (US) Inc. (“BNYMIS”), which has its principal office at 240 Greenwich Street, New York, New York 10286, serves as an additional transfer agent for the Fund for transactions in the Fund’s shares through any other channel/platforms.
Fund Shares may also be offered and distributed by Foreside Fund Services, LLC (“Foreside”). Foreside, with offices located at 190 Middle Street, Suite 101, Portland, Maine 04101, serves as the Fund’s principal underwriter and acts as the distributor of the Fund’s Shares. The Fund’s Shares offered for sale through Foreside are sold at the Fund’s NAV. Foreside may enter into broker-dealer selling agreements with other broker-dealers for the sale and distribution of the Fund’s Shares.
THE PROXY
The Board solicits proxies so that each shareholder has the opportunity to vote on the Proposals to be considered at the Meeting. A proxy for voting your shares at the Meeting is enclosed. The shares represented by each valid proxy received in time will be voted at the Meeting as specified. If no specification is made, the shares represented by a duly executed proxy will be voted “for” each of the Proposals, and at the discretion of the holders of the proxy on any other matter that may come before the Meeting that the Fund did not have notice of a reasonable time prior to the mailing of this Proxy Statement. You may revoke a proxy at any time before it is exercised by (i) submitting a duly executed proxy bearing a later date, (ii) submitting a written notice to the Secretary of the Fund revoking the proxy, or (iii) attending and voting in person at the Meeting.
VOTING SECURITIES AND VOTING

As of the Record Date, 28,346,610 shares of beneficial interest of the Fund were issued and outstanding.

  All shareholders of record of the Fund on the Record Date are entitled to vote at the Meeting on each of the Proposals. Each shareholder is entitled to one vote per share held, and fractional votes for fractional shares held (if any), on any matter submitted to a vote at the Meeting. There are no dissenters’ rights of appraisal in connection with any shareholder vote to be taken at the Meeting.

The Fund is seeking the vote of the majority of the shares voted, assuming a quorum of 33.3% of the outstanding shares of the Fund are represented for the approval of Proposal 1.

An affirmative vote of the holders of a majority of the outstanding shares of the Fund is required for the approval of Proposal 2. As defined in the Investment Company Act of 1940, as amended (the “1940 Act”), a vote of the holders of a majority of the outstanding shares of the Fund means the vote of (1) 67% or more of the voting shares of the Fund present at the Meeting, if the holders of more than 50% of the outstanding shares of the Fund are present in person or represented by proxy (including abstentions), or (2) more than 50% of the outstanding voting shares of the Fund, whichever is less.

The Fund is seeking the vote of the majority of the shares voted, assuming a quorum of 33.3% of the outstanding shares of the Fund are represented for the approval of Proposal 3.

The other changes discussed in this Proxy Statement do not require shareholder approval.

When a proxy is returned as a “broker non-vote” (i.e., shares held by brokers or nominees, typically in “street name,” as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter), the shares represented by the proxy will not be treated as present for purposes of determining a quorum. In addition, under the rules of the New York Stock Exchange, if a New York Stock Exchange-member broker has not received instructions from beneficial owners or persons entitled to vote and the proposal to be voted upon may “affect substantially” a shareholder’s rights or privileges (otherwise known as a “non-routine matter”), the broker may not vote the shares as to that proposal even if it has discretionary voting power. The guidelines regarding “broker non-votes” apply to the Proposals. The Fund does not expect that there will be broker non-votes at the Meeting.

If a quorum is not present at the Meeting, then the Meeting may be adjourned by the vote of a majority of the shares represented at the Meeting, to permit further solicitation of proxies. When a quorum is not present, in determining whether to vote for adjournment, the persons named as proxies shall consider all relevant factors, including the nature of the Proposals, the percentage of votes then cast, the percentage of withhold votes then cast, the nature of the proposed solicitation activities and the nature of the reasons for such further solicitation, in determining that an adjournment and additional solicitation is reasonable and in the interests of shareholders. Any adjourned meeting may be held, within a reasonable time after the date set for the original Meeting, without the necessity of further notice unless a new record date of the adjourned Meeting is fixed. At any adjourned Meeting, the Fund may transact any business which might have been transacted at the original Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     There were no Directors or officers of the Fund who were the beneficial owners of more than 5% of the outstanding shares of the Fund on the Record Date. As a group, the Directors and officers of the Fund owned less than 1% of the outstanding shares of the Fund as of the Record Date. Shareholders owning more than 25% of the shares of the Fund are considered to “control” the Fund, as that term is defined under the 1940 Act. Persons controlling the Fund can determine the outcome of any proposal submitted to the shareholders for approval.

A principal shareholder is any person who owns (beneficially) more than 5% of the outstanding shares of a fund. Based on SEC filings, the Fund is not aware of shareholder groups that were the beneficial owner of more than 5% of the outstanding shares of the Fund prior to the Record Date.

SHAREHOLDER PROPOSALS AND COMMUNICATION WITH THE BOARD

The Fund has not received any shareholder proposals to be considered for presentation at the Meeting. Under the proxy rules of the SEC, shareholder proposals may, under certain conditions, be included in the Fund’s Proxy Statement and proxy for a particular meeting. Under these rules, proposals submitted for inclusion in the Fund’s proxy materials must be received by the Fund within a reasonable time before the solicitation is made. The fact that the Fund receives a shareholder proposal in a timely manner does not ensure its inclusion in its proxy materials, because there are other requirements in the proxy rules relating to such inclusion. Shareholders of the Fund who wish to communicate with Directors (or to the Directors who are not interested persons of the Fund, as a group) should send communications to the attention of Brandon Jenkins, Fundrise Innovation Fund, 11 Dupont Circle NW, 9th Floor, Washington, D.C. 20036. All communications will be directed to the Director or Directors indicated in the communication or, if no Director or Directors are indicated, to all Directors.

COST OF SOLICITATION

The Board is making this solicitation of proxies. The estimated fees anticipated to be paid for tabulation and solicitation services are expected to be approximately $24,000. The cost of preparing and mailing this Proxy Statement, the accompanying Notice of the Meeting, and any additional materials relating to the Meeting and the cost of soliciting proxies will be borne by the Fund. In addition to solicitation by mail, the Fund will request banks, brokers and other custodial nominees and fiduciaries, to supply proxy materials to the respective beneficial owners of shares of the Fund of whom they have knowledge, and the Fund will reimburse them for their expenses. Certain officers of the Fund and the Adviser may solicit proxies in person or by telephone, facsimile transmission, or mail, for which they will not receive any compensation.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934 and Section 30(h) of the 1940 Act, and the rules thereunder, require that the Board and officers, the Adviser, certain persons affiliated with the Adviser, and persons who own beneficially, directly or indirectly, more than 10% of the Fund’s outstanding interests (collectively, the “Section 16 reporting persons”), file initial reports of beneficial ownership and reports of changes in beneficial ownership of the Fund and the SEC. Section 16 reporting persons are required by SEC regulations to furnish to the Fund copies of all Section 16(a) forms they filed with respect to shares of the Fund.

BROKERAGE COMMISSIONS

During the fiscal year ended March 31, 2025, the Fund paid $718,105 in brokerage commissions.

No commissions were paid to any affiliated brokers in connection with the matters described in this proxy statement.

OTHER MATTERS

The Board knows of no other matters to be presented at the Meeting other than as set forth above. If any other matters properly come before the Meeting that the Fund did not have notice of a reasonable time prior to the mailing of this Proxy Statement, the holders of the proxy will vote the shares represented by the proxy on such matters in accordance with their best judgment, and discretionary authority to do so is included in the proxy.

PROXY DELIVERY

                If you and another shareholder share the same address, the Fund may only send one Proxy Statement unless you or the other shareholder(s) request otherwise. Call or write to the Fund if you wish to receive a separate copy of the Proxy Statement, and the Fund will promptly mail a copy to you. You may also call or write to the Fund if you wish to receive a separate proxy in the future or if you are receiving multiple copies now and wish to receive a single copy in the future. For such requests, call the Fund at 202-584-0550     , or write the Fund at 11 Dupont Circle NW, 9th Floor, Washington, D.C. 20036.

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Shareholders to be Held on February 19, 2026

A copy of the Notice of the Special Meeting of Shareholders, the Proxy Statement and Proxy Voting Ballots are available by logging into your Fundrise account at www.fundrise.com, or accessing the Broadridge materials at https://www.viewproxy.com/Fundrise/broadridgevsm/.

BY ORDER OF THE BOARD OF DIRECTORS

Benjamin S. Miller, Fund Director and CEO of
Fundrise Advisors, LLC

Dated: February 3, 2026

If you have any questions before you vote, please call the proxy information line toll free at 202-584-0550 to answer your questions about the proxy material or about how to cast your vote. You may also receive a telephone call reminding you to vote your shares. Thank you for your participation in this important initiative.

PLEASE DATE AND SIGN EACH ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE, OR VOTE YOUR SHARES ONLINE AT THE WEBSITE LISTED.

YOU CAN VOTE ON THE INTERNET, BY TELEPHONE OR BY MAIL.

PLEASE SEE THE REVERSE SIDE OF EACH ENCLOSED PROXY FOR INSTRUCTIONS.

YOUR VOTE IS IMPORTANT. WE URGE YOU TO VOTE PROMPTLY.

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Shareholders:
A copy of the Proxy Statement is available by logging into your Fundrise account at www.fundrise.com, or accessing the Broadridge materials at https://www.viewproxy.com/Fundrise/broadridgevsm/.

EXHIBIT A

AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT

This Amended and Restated Investment Management Agreement (the “Agreement”) is made by and between Fundrise Advisors, LLC, a Delaware limited liability company (the “Adviser”), and Fundrise Innovation      Fund, LLC, a Delaware limited liability company (the “Fund”), on its own behalf.

WHEREAS, the Adviser has agreed to furnish investment management services to the Fund, a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Fund and the Adviser wish to enter into this Agreement setting forth the investment management services to be performed by the Adviser for the Fund and the terms and conditions under which such services will be performed; and

WHEREAS, this Agreement has been approved in accordance with the provisions of the 1940 Act, and the Adviser is willing to furnish such services upon the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein contained, the parties hereto agree as follows:

1.	General Provision

The Fund hereby employs the Adviser and the Adviser hereby undertakes to act as the investment manager of the Fund and to perform for the Fund such other duties and functions as are hereinafter set forth and such other duties as may be necessary or appropriate in connection with its services as investment manager. The Adviser shall, in all matters, give to the Fund and its Board of Directors (the “Board”) the benefit of its best judgment, effort, advice and recommendations and shall at all times conform to, and use its best efforts to enable the Fund to conform to (i) the provisions of the 1940 Act and any rules or regulations thereunder; (ii) any other applicable provisions of state or federal law; (iii) the provisions of the Limited Liability Company Agreement of the Fund, as it may be amended and/or restated from time to time; (iv) the policies and determinations of the Board; (v) the fundamental policies and investment restrictions of the Fund as reflected in the Fund’s registration statement under the 1940 Act or as such policies may, from time to time, be amended by the Fund’s shareholders; (vi) the Prospectus and Statement of Additional Information of the Fund in effect from time to time; and (vii) any exemptive relief granted by the U.S. Securities and Exchange Commission (“SEC”). The appropriate partners, directors, officers and employees of the Adviser or any entity controlling, controlled by or under common control with the Adviser (each, an “affiliate”) shall be available upon reasonable notice for consultation with any of the Directors and officers of the Fund with respect to any matters dealing with the business and affairs of the Fund, including the valuation of any securities or other investments.

2.	Investment Management Services

In its capacity as investment manager, the Adviser shall have the following duties, subject to the direction and control by the Board:

(a) The Adviser shall regularly provide, or shall cause to be provided, the Fund with investment research, advice and supervision and will furnish continuously an investment program for the Fund consistent with the investment objective, policies and restrictions of the Fund, including but not limited to:

(1) Providing and overseeing the Fund’s overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

(2) Providing and, as necessary, re-evaluating and updating the investment objective, parameters and guidelines, asset classes, and risk profile of the Fund;

(3) Determining, from time to time and subject to the provisions of Section 1 hereof, what securities and other investments shall be purchased for the Fund, what securities and other investments shall be held or sold by the Fund, and what portion of the Fund’s assets shall be held uninvested, subject always to (i) the provisions of the Fund’s Limited Liability Company Agreement, as it may be amended and/or restated from time to time, (ii) the provisions of the 1940 Act, and (iii) to the investment objectives, policies and restrictions of the Fund, each as shall be from time to time in effect, and subject, further, to such policies and restrictions as the Board may from time to time establish;

(4) Identifying, evaluating and negotiating the structure of the Fund’s investments, including overseeing due diligence processes related to prospective investments; and

(5) Monitoring and evaluating the Fund’s performance and examining and recommending ways to improve the performance of the Fund.

(b) The Adviser shall provide, or shall cause to be provided, such economic, statistical and financial data relating to the Fund or its investments and such reports, evaluations, information or analyses concerning important economic, political and other developments as the Adviser shall deem appropriate or as shall be requested by the Board.

(c) The Adviser shall advise and assist the officers of the Fund in taking such steps as are necessary or appropriate to carry out the decisions of the Board and the appropriate committees of the Board regarding the conduct of the business of the Fund insofar as it relates to the Fund.(d) Notwithstanding any of the foregoing, for the avoidance of doubt, the advisory services provided pursuant to this agreement are fund-level services only and shall not be construed as encompassing property-level management services provided with respect to the underlying properties in which the Fund may invest.

3.	Sub-Advisers and Sub-Contractors

The Adviser, upon approval of the Board, may engage one or more investment advisers that are registered as such under the Investment Advisers Act of 1940, as amended, to act as sub-adviser and provide certain services set forth in Section 2 hereof with respect to the Fund, all as shall be subject to approval in accordance with the requirements of the 1940 Act and as such requirements may be modified by rule, regulation or order of the SEC. Each sub-adviser shall perform its duties subject to the direction and control of the Adviser. Subject to the discretion and control of the Board, the Adviser will monitor, supervise and oversee each sub-adviser’s management of the Fund’s investment operations in accordance with the investment objective and related investment policies and restrictions of the Fund, as set forth in the Fund’s registration statement with the SEC, and review and report to the Board periodically on the performance of each sub-adviser and recommend action as appropriate. In addition, the Adviser may employ, engage or sub-contract services to other parties as the Adviser believes to be appropriate or necessary to assist in the performance of any of the services hereunder.

4.	Brokerage and Other Transactions

The Adviser shall have the power and authority on behalf of the Fund to effectuate its investment decisions for the Fund, including execution and delivery of all documents relating to the Fund’s investments. The Adviser shall arrange for the placing of all orders for the purchase and sale of portfolio securities and other investments for the Fund either directly with the issuer or seller or with any broker or dealer or others selected by the Adviser. In connection with the selection of any such brokers or dealers and the placing of such orders, the Adviser will use its best efforts to obtain the most favorable execution and net price available for the Fund. It is understood that it is desirable for the Fund that the Adviser have access to supplemental investment and market research and security and economic analyses provided by certain brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. It is also understood that the services provided by such brokers may be useful to the Adviser in connection with Adviser’s services to other clients. Subject to and in accordance with any directions that the Board may issue from time to time, the Adviser may be authorized to effect individual portfolio transactions at commission rates in excess of the minimum commission rates available, if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser’s overall responsibilities with respect to the Fund and other advisory clients. In the event that the Fund determines to incur debt financing, the Adviser may arrange for such financing on the Fund’s behalf, subject to the oversight of the Board. If it is necessary for the Adviser to make investments on behalf of the Fund through a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle. The Board may adopt policies and procedures that modify and restrict the Adviser’s authority regarding the execution of the Fund’s investment transactions provided herein.

5.	Allocation of Charges and Expenses

(a) The Adviser will pay all of the ordinary and usual office overhead expenses of the Adviser or any of its affiliates (including rent, etc.) in connection with performance of the Adviser’s duties under this Agreement and the salaries or other compensation of the employees of the Adviser or any of its affiliates.

(b) The Adviser will not be required to bear any expenses of the Fund other than those specifically allocated to the Adviser in this Section 5. In particular, but without limiting the generality of the foregoing, the Adviser shall not be required to pay, and shall be reimbursed promptly by the Fund if it pays, any third party charges and out-of- pocket costs and expenses that are related to the organization, operation or business of the Fund, including, without limitation, the following: (i) interest and taxes; (ii) brokerage commissions (if any) and other transaction expenses in connection with the Fund’s purchase and sale of assets; (iii) fees and expenses related to the formation of the Fund, the offering of the Fund’s shares, and the admission of investors in the Fund (iv) fees and expenses related to the formation and operation of any subsidiaries of the Fund; (v) fees and expenses related to the investigation and evaluation of investment opportunities (whether or not consummated); (vi) fees and expense related to the acquisition, ownership, management, financing, hedging of interest rates on financings, or sale of portfolio investments; (vii) travel costs associated with investigating and evaluating investment opportunities (whether or not consummated) or making, monitoring, managing or disposing of portfolio investments; (viii) costs of borrowings of the Fund; (ix) costs of any third parties retained to provide services to the Fund; (x) premiums for fidelity and other insurance coverage requisite to the Fund’s operations; (xi) fees and expenses of the Fund’s “non-interested” Directors; (xii) legal, audit and fund accounting expenses; (xiii) custodian and transfer agent fees and expenses; (xiv) expenses incident to the repurchase of the Fund’s shares; (xv) fees and expenses related to the registration under federal and state securities laws of shares of the Fund for public sale; (xvi) expenses of printing and mailing prospectuses, reports, notices and proxy material to shareholders of the Fund; (xvii) all other expenses incidental to holding meetings of the Fund’s shareholders; and (xviii) such extraordinary non-recurring expenses as may arise, including litigation affecting the Fund and any obligation which the Fund may have to indemnify its officers and Directors with respect thereto. Any partner, director, officer or employee of the Adviser or its affiliates who may also serve as officers, Directors or employees of the Fund shall not receive any compensation directly from the Fund for their services, except to the extent the

Board shall have specifically approved the payment by the Fund of all or a portion of the compensation of the Fund’s chief compliance officer or other officer(s).

(c) The Adviser, or an affiliate of the Adviser, may agree to waive its fees and/or pay or reimburse the expenses of the Fund or otherwise subsidize the Fund to any level that the Adviser, or any such affiliate, may specify. Any such undertaking may be modified or discontinued at any time except to the extent the Adviser explicitly agrees to maintain such undertaking for a specified period.

(d) To the extent the Adviser or its affiliates incur any costs by assuming expenses which are an obligation of the Fund as set forth herein, the Fund shall promptly reimburse the Adviser for such costs and expenses, except to the extent the Adviser has otherwise explicitly agreed to bear such expenses.

6.	Compensation of the Adviser

(a) For all services to be rendered, the Fund shall pay to the Adviser as promptly as possible after the last day of each month during the term of this Agreement, a fee accrued daily and paid monthly, as set forth in Schedule A to this Agreement, as it may be amended from time to time.

(b) If it is necessary to calculate the fee for a period of time that is less than a month, then the fee shall be (i) calculated at the annual rate provided in Schedule A but prorated for the number of days elapsed in the month in question as a percentage of the total number of days in such month, (ii) based upon the average of the Fund’s daily net asset value for the period in question, and (iii) paid within a reasonable time after the close of such period. The “daily net asset value” of the Fund shall be determined on the basis set forth in the Fund’s Prospectus or otherwise consistent with the 1940 Act and the rules and regulations promulgated thereunder.

7.	Liability of the Adviser

(a) The Adviser shall not be liable for any loss or losses sustained by reason of any investment including the purchase, holding or sale of any security or other investment, or with respect to the administration of the Fund, as long as the Adviser shall have acted in good faith and with due care; provided, however, that no provision in this Agreement shall be deemed to protect the Adviser against any liability to the Fund or its shareholders by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

(b) The rights of exculpation and indemnification are not to be construed so as to provide for exculpation or indemnification provided under Section 8(a) of any person for any liability (including liability under U.S. federal securities laws that, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that exculpation or indemnification would be in violation of applicable law, but will be construed so as to effectuate the applicable provisions of this Section to the maximum extent permitted by applicable law.

8.	Duration of Agreement

(a) This Agreement shall be effective with respect to the Fund as of [ ], and shall continue through the period ending two years from such date. This Agreement, unless sooner terminated in accordance with Section 9(b) below, shall continue in effect from year to year thereafter provided that its continuance is specifically approved at least annually (1) by a vote of a majority of the members of the Board or by a vote of a majority of the outstanding voting securities of the Fund, and (2) in either event, by the vote of a majority of the members of the Board who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on this Agreement.

(b) This Agreement (1) may be terminated at any time without the payment of any penalty either by a vote of a majority of the members of the Board or by a vote of a majority of the Fund’s outstanding voting securities, on sixty days’ prior written notice to the Adviser; (2) shall immediately terminate in the event of its assignment and (3) may be terminated by the Adviser on sixty days’ prior written notice to the Fund, but such termination will not be effective until the Fund shall have contracted with one or more persons to serve as a successor investment adviser for the Fund and such person(s) shall have assumed such position.

(c) As used in this Agreement, the terms “assignment”, “interested person” and “vote of majority of the Fund’s outstanding voting securities” shall have the meanings set forth for such terms in the 1940 Act, as amended.

(d) Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party to this Agreement to whom such notice is to be given at such party’s current address.

9.	Other Activities

Nothing in this Agreement shall limit or restrict the right of any director, partner, officer, or employee of the Adviser or its affiliates to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the Adviser or its affiliates to engage in any other business or to render services of any kind to any other person, corporation, firm, individual or association. The Adviser’s services to the Fund pursuant to this Agreement are not deemed to be exclusive and it is understood that the Adviser and its affiliates may render investment advice, management and other services to others.

10.	Invalid Provisions

If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

11.	Governing Law

To the extent that federal securities laws do not apply, this Agreement and all performance hereunder shall be governed by the laws of the State of Delaware, which apply to contracts made and to be performed in the State of Delaware. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

12.	Amendments

No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge, or termination is sought, and no amendment of this Agreement will be effective until approved in a manner consistent with the 1940 Act and rules and regulations under the 1940 Act and any applicable SEC exemptive order from such rules and regulations. Any such instrument signed by the Fund must be (a) approved by the vote of a majority of the Directors who are not parties to this Agreement or “interested persons” of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Directors of the Fund, or by the vote of a majority of the outstanding voting securities of the Fund. The amendment of Schedule A to this Agreement for the sole purpose of making non-material changes to the information included in Schedule A shall not be deemed an amendment of this Agreement.

13.	No Third Party Beneficiaries

This Agreement is not intended and shall not convey any rights, privileges, claims or remedies to any person other than a party to this Agreement and its respective successors and permitted assigns.

14.	Entire Agreement

This Agreement, including the schedule hereto, constitutes the entire understanding between the parties pertaining to the subject matter hereof and supersedes any prior agreement between the parties on this subject matter.

15.	Miscellaneous

Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified or interpreted by any applicable order or orders of the SEC or any rules or regulations adopted by, or interpretative releases of, the SEC thereunder, such provision will be deemed to incorporate the effect of such order, rule, regulation or interpretative release.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of February XX, 2026.

FUNDRISE ADVISORS, LLC

By:
Name: Benjamin S. Miller
Title: Chief Executive Officer

FUNDRISE INNOVATION FUND, LLC

By:
Name: Benjamin S. Miller
Title: President

[Signature Page to Amended and Restated Investment Management Agreement]

Schedule A
Fees

This Schedule A to that certain Amended and Restated Investment Management Agreement by and between Fundrise Advisors, LLC and Fundrise Innovation Fund, LLC dated February XX, 2026 is effective on the first day the Fundrise Innovation Fund, LLC trades on a national securities exchange.

Fundrise Innovation Fund, LLC

Annual Rate
2.50% of average daily net assets